Exhibit 99.1
Martha Stewart Living Omnimedia Reports First Quarter 2010 Results
—Quarterly Results Reflect Strong Sales in Merchandising, Continued Stabilization in Print
Advertising Revenue, Double-Digit Growth in Internet Revenue and Significant Library Licensing
Agreement in Broadcasting
NEW YORK, April 28 /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter ended March 31, 2010. The Company reported revenue for the first quarter of $53.2 million, reflecting a significant licensing agreement in Broadcasting, strong sales in Merchandising, continued growth in Internet advertising revenue and continued stabilization in print advertising revenue.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “MSLO continues to build on positive momentum from the last quarter with solid results in all of our business segments as we continue to execute on our strategy to diversify our offerings and broaden our reach. Broadcasting registered the most significant gain, as Hallmark Channel acquired an exclusive license for domestic television rights to extensive programming from MSLO’s library of broadcast content in the quarter.”
Addressing Merchandising performance, Robin Marino, President and Chief Executive Officer of Merchandising, said, “This quarter marked the successful launch of our new and exclusive Martha Stewart Living line at The Home Depot stores in the U.S. and Canada. Retail sales of our Merchandising products, including our Martha Stewart Collection at Macy’s and our Martha Stewart Crafts line at Michaels and independent retailers were strong in the quarter, and we’re looking forward to the launch of our Martha Stewart Pets line at PetSmart later this spring.”
First Quarter 2010 Summary
Revenues were $53.2 million in the first quarter of 2010, compared to $50.4 million in the first quarter of 2009 due to the recognition of the exclusive license fee from Hallmark Channel and increased Merchandising and Internet revenues.
Adjusted EBITDA for the first quarter of 2010 was a loss of $(0.5) million, compared to a loss of $(5.0) million in the prior-year period reflecting increased revenue and continued cost discipline.
Operating loss for the first quarter of 2010 was $(3.4) million, compared to $(15.5) million for the first quarter of 2009. Included in the 2009 first quarter results is an impairment charge of $(7.1) million in the Merchandising segment.
Net loss per share was $(0.07) for the first quarter of 2010, compared to $(0.31) for the first quarter of 2009. Included in the 2009 first quarter results is an impairment charge of $(0.13) per share in the Merchandising segment.

First Quarter 2010 Results by Segment

	Three Months Ended March 31
	(unaudited, in thousands)
	2010	2009

REVENUES
Publishing	$28,251	$28,361
Broadcasting	12,091	10,514
Internet	3,085	2,622
Merchandising	9,809	8,933
Total Revenues	$53,236	$50,430

ADJUSTED EBITDA
Publishing	$(818)	$(1,363)
Broadcasting	3,413	1,031
Internet	(1,076)	(1,539)
Merchandising	5,709	5,499
Corporate	(7,688)	(8,630)
Total Adjusted EBITDA	$(460)	$(5,002)

OPERATING (LOSS)/INCOME
Publishing	$(1,094)	$(1,872)
Broadcasting	3,178	834
Internet	(1,469)	(2,032)
Merchandising	5,324	(1,776)
Corporate	(9,308)	(10,639)
Total Operating Loss	$(3,369)	$(15,485)
Publishing
Revenues in the first quarter of 2010 were $28.3 million, compared to $28.4 million in the prior year’s first quarter, driven mainly by decreased subscription revenue offset by the timing of the Spring issue of Martha Stewart Weddings.
Adjusted EBITDA was a loss of $(0.8) million in the first quarter of 2010, compared to a loss of $(1.4) million in the prior year’s quarter.
Operating loss was $(1.1) million for the first quarter of 2010, compared to operating loss of $(1.9) million in the first quarter of 2009.
Highlights
•	Advertising pages increased 20% in the April issue of Martha Stewart Living, which featured a triple cover that was part of a cross-platform marketing campaign with Showtime.

•	Everyday Food: Fresh Flavor Fast and Martha Stewart’s Encyclopedia of Sewing and Fabric Crafts each debuted at No. 6 on The New York Times Best Seller List.
Broadcasting
Revenues in the first quarter of 2010 were $12.1 million, compared to $10.5 million in the first quarter of 2009. During the quarter, the Company recognized the exclusive license fee of approximately $5.0 million from Hallmark Channel, which was partially offset by lower revenue at “The Martha Stewart Show,” lower radio revenue and other items.
Adjusted EBITDA was $3.4 million for the first quarter of 2010, up from $1.0 million in the prior year’s first quarter.
Operating income was $3.2 million for the first quarter of 2010, compared to operating income of $0.8 million in the first quarter of 2009.

Highlights
•	Hallmark Channel acquired an exclusive license for domestic television rights to extensive lifestyle programming from MSLO’s library.

•	“The Emeril Lagasse Show” premiered in primetime on the ION Network on April 18.
Internet
Revenues were $3.1 million in the first quarter of 2010, compared to $2.6 million in the first quarter of 2009 driven by increased advertising revenue.
Adjusted EBITDA was a loss of $(1.1) million in the first quarter of 2010, compared to a loss of $(1.5) million in the prior year’s quarter.
Operating loss was $(1.5) million in the first quarter of 2010, compared to an operating loss of $(2.0) million in the first quarter of 2009.
Highlights
•	According to comScore panel data, unique visitors increased 21% compared to the prior year’s quarter with social media continuing to be a growing source of referral traffic.

•	“Martha’s Everyday Food” app continues to be among the most popular paid lifestyle apps on the Apple App Store.

•	MSLO announced a partnership with Majesco Entertainment Company, an innovative provider of mass-market video games, to publish video games based on the company’s lifestyle content.
Merchandising
Revenues were $9.8 million for the first quarter of 2010, compared to $8.9 million in the prior year’s first quarter.
Adjusted EBITDA was $5.7 million for the first quarter of 2010, compared to $5.5 million in the prior year’s first quarter.
Operating income was $5.3 million for the first quarter of 2010, compared to operating loss of $(1.8) million in the first quarter of 2009, which included an impairment charge of $(7.1) million.
Highlights
•	The new and exclusive Martha Stewart Living line of home-improvement products at The Home Depot Stores in the United States, Canada and homedepot.com launched successfully in the quarter with products in the Outdoor Living category, followed by Storage and Organization, and Paint.

•	The Martha Stewart Collection exclusively at Macy’s continues to resonate with consumers with significant growth in sales across many of the soft home and housewares categories.

•	Martha Stewart Crafts performed well in the quarter, with strong sales of punches, glitter, stickers, and embellishments.

•	Sandals Resorts registered double-digit growth year-over-year in their Weddings business since the January launch of the Martha Stewart Weddings program.

•	Sales of Emeril’s All-Clad and Timothy’s products showed significant growth in the quarter.
Corporate
Adjusted EBITDA was a loss of $(7.7) million in the current quarter, compared to a loss of $(8.6) million in the prior-year period. Total Corporate expenses were $(9.3) million in the first quarter of 2010, compared to $(10.6) million in the prior year’s quarter due to lower severance and facility-related costs.

The Company will host a conference call with analysts and investors on April 28 at 11 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities)(“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, and (vi) other expense which may include non-operational items such as loss on equity securities.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, March 31,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES
Publishing	$28,251	$28,361
Broadcasting	12,091	10,514
Internet	3,085	2,622
Merchandising	9,809	8,933

Total revenues	53,236	50,430

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	27,529	28,170
Selling and promotion	14,607	14,781
General and administrative	13,347	14,113
Depreciation and amortization	1,122	1,751
Impairment charge	—	7,100

Total operating costs and expenses	56,605	65,915

OPERATING LOSS	(3,369)	(15,485)

OTHER (EXPENSE) / INCOME
Interest expense, net	(81)	(8)
Loss on equity securities	—	(757)
Other loss	—	(236)

Total other expense	(81)	(1,001)

LOSS BEFORE INCOME TAXES	(3,450)	(16,486)

Income tax provision	(415)	(358)

NET LOSS	$(3,865)	$(16,844)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.07)	$(0.31)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	54,327	53,766

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,107	$25,384
Short-term investments	9,614	13,085
Accounts receivable, net	41,301	56,364
Inventory	5,553	5,166
Deferred television production costs	4,689	3,788
Other current assets	6,459	5,709

Total current assets	103,723	109,496

PROPERTY, PLANT AND EQUIPMENT, net	16,314	17,268
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	47,067	47,070
OTHER NONCURRENT ASSETS, net	13,576	10,850

Total assets	$225,787	$229,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$24,725	$26,752
Accrued payroll and related costs	6,343	7,495
Current portion of deferred subscription income	19,753	18,587
Current portion of other deferred revenue	6,260	4,716

Total current liabilities	57,081	57,550

DEFERRED SUBSCRIPTION REVENUE	5,474	5,672
OTHER DEFERRED REVENUE	2,561	2,759
LOAN PAYABLE	12,000	13,500
DEFERRED INCOME TAX LIABILITY	3,569	3,200
OTHER NONCURRENT LIABILITIES	3,442	3,290

Total liabilities	84,127	85,971

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,303 and 28,313 shares outstanding in 2010 and 2009, respectively	283	283
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2010 and 2009	267	267
Capital in excess of par value	292,026	290,387
Accumulated deficit	(150,470)	(146,605)
Accumulated other comprehensive income	329	263

	142,435	144,595

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	141,660	143,820

Total liabilities and shareholders’ equity	$225,787	$229,791

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended March 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA can be reconciled to net loss by adding back interest expense net, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities) to net loss.

	2010	2009

ADJUSTED EBITDA
Publishing	$(818)	$(1,363)
Broadcasting	3,413	1,031
Internet	(1,076)	(1,539)
Merchandising	5,709	5,499
Corporate	(7,688)	(8,630)

Adjusted EBITDA	(460)	(5,002)

NON-CASH EQUITY COMPENSATION
Publishing	225	435
Broadcasting	170	128
Internet	9	41
Merchandising	373	157
Corporate	1,010	871

Total Non-Cash Equity Compensation	1,787	1,632

DEPRECIATION AND AMORTIZATION
Publishing	51	74
Broadcasting	65	69
Internet	384	452
Merchandising	12	18
Corporate	610	1,138

Total Depreciation and Amortization	1,122	1,751

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENTS	—	7,100

OPERATING INCOME / (LOSS)
Publishing	(1,094)	(1,872)
Broadcasting	3,178	834
Internet	(1,469)	(2,032)
Merchandising	5,324	(1,776)
Corporate	(9,308)	(10,639)

Total Operating Loss	(3,369)	(15,485)

OTHER EXPENSE
Interest expense, net	(81)	(8)
Loss on equity securities	—	(757)
Other loss	—	(236)

Total other expense	(81)	(1,001)

LOSS BEFORE INCOME TAXES	(3,450)	(16,486)

Income tax provision	(415)	(358)

NET LOSS	$(3,865)	$(16,844)

CONTACT: Katherine Nash, AVP, Corporate Communications and Investor Relations, +1-212-827-8722, both for Martha Stewart Living Omnimedia, Inc.